                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            LUCENT TECHNOLOGIES INC.,

                             KOSU ACQUISITION INC.,

                           HERRMANN TECHNOLOGY, INC.,

                             HERRMANN HOLDINGS, LTD.

                             ANNEM INVESTMENTS, LTD.

                                       AND

                            HERRMANN TECHNOLOGY TRUST




                            Dated as of June 16, 2000



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                                TABLE OF CONTENTS
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1. The Merger....................................................................................................    2
     1.1 General.................................................................................................    2
     1.2 Articles of Incorporation...............................................................................    2
     1.3 By-Laws.................................................................................................    2
     1.4 Directors and Officers..................................................................................    2
     1.5 Conversion of Securities................................................................................    3
     1.6 Adjustment of the Exchange Ratio........................................................................    3
     1.7 No Fractional Shares....................................................................................    3
     1.8 Exchange Procedures; Stock Transfer Books...............................................................    4
     1.9 No Further Ownership Rights in Company Common Stock.....................................................    5
     1.10 Further Assurances.....................................................................................    5

2. Approval by Shareholders......................................................................................    5
     2.1 Approval by Shareholders................................................................................    5

3. Representations and Warranties of the Company.................................................................    5
     3.1 Organization............................................................................................    6
     3.2 Capitalization; Options and Other Rights................................................................    6
     3.3 Authority; Shareholder Vote.............................................................................    7
     3.4 Charter Documents.......................................................................................    8
     3.5 Financial Statements....................................................................................    8
     3.6 Absence of Undisclosed Liabilities; Indebtedness........................................................    9
     3.7 Operations and Obligations..............................................................................    9
     3.8 Properties..............................................................................................   11
     3.9 Contracts...............................................................................................   11
     3.10 Absence of Default.....................................................................................   13
     3.11 Litigation.............................................................................................   13
     3.12 Compliance with Law....................................................................................   13
     3.13 Intellectual Property; Year 2000.......................................................................   14
     3.14 Tax Matters............................................................................................   15
     3.15 Employee Benefit Plans.................................................................................   16
     3.16 Executive Employees....................................................................................   17
     3.17 Employees..............................................................................................   17
     3.18 Environmental Laws.....................................................................................   18
     3.19 Bank Accounts, Letters of Credit and Powers of Attorney................................................   18
     3.20 Subsidiaries...........................................................................................   18
     3.21 Insurance..............................................................................................   18
     3.22 Leases.................................................................................................   19
     3.23 Assets.................................................................................................   19
     3.24 Accounts Receivable; Inventory.........................................................................   19
     3.25 Export Control Laws....................................................................................   20

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
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     3.26 Customers and Suppliers................................................................................   20
     3.27 Minute Books...........................................................................................   20
     3.28 Financial Forecasts....................................................................................   20
     3.29 Complete Copies of Materials...........................................................................   21
     3.30 Disclosure.............................................................................................   21
     3.31 Reorganization.........................................................................................   21
     3.32 Information in Lucent Registration Statement...........................................................   21
     3.33 Investment Matters.....................................................................................   21
     3.34 Private Placement......................................................................................   22
     3.35 Hart-Scott-Rodino Compliance...........................................................................   23

4. Representations and Warranties of Acquisition and Lucent......................................................   23
     4.1 Organization............................................................................................   23
     4.2 Capital Structure.......................................................................................   23
     4.3 Authority...............................................................................................   24
     4.4 Litigation..............................................................................................   25
     4.5 SEC Filings; Lucent Financial Statements................................................................   25
     4.6 Information Supplied....................................................................................   26
     4.7 Operations and Obligations..............................................................................   26
     4.8 Interim Operations of Acquisition.......................................................................   26
     4.9 Reorganization..........................................................................................   26

5. Conduct Pending Closing.......................................................................................   27
     5.1 Exemption from Registration; Other Actions..............................................................   27
     5.2 Company Stock Options...................................................................................   27
     5.3 Company Stock Plan......................................................................................   28
     5.4 Stock Exchange Listing..................................................................................   29
     5.5 Notification of Certain Matters.........................................................................   29
     5.6 Tax Returns; Cooperation................................................................................   29
     5.7 Reorganization..........................................................................................   29
     5.8 Actions by the Parties..................................................................................   29
     5.9 Employee Benefit Plans..................................................................................   30
     5.10 Indemnification........................................................................................   30
     5.11 Actions by the Shareholders............................................................................   31
     5.12 Securities Matters.....................................................................................   31

6. Conditions Precedent..........................................................................................   31
     6.1 Conditions Precedent to Each Party's Obligation to Effect the Merger....................................   31
     6.2 Conditions Precedent to Obligations of Acquisition and Lucent...........................................   32
     6.3 Conditions Precedent to the Company's Obligations.......................................................   33
     6.4 Frustration of Closing Conditions.......................................................................   34

7. Survival of Representation and Warranties.....................................................................   34
     7.1 Representations and Warranties..........................................................................   34
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8. Indemnification...............................................................................................   34
     8.1 Escrow Shares...........................................................................................   34
     8.2 General Indemnification.................................................................................   34
     8.3 Claims Upon Escrow Fund.................................................................................   35
     8.4 Objections to Claims....................................................................................   36
     8.5 Third-Party Claims......................................................................................   36

9. Brokers' and Finders' Fees....................................................................................   37
     9.1 Company.................................................................................................   37
     9.2 Acquisition and Lucent..................................................................................   37

10. Expenses.....................................................................................................   37

11. Press Releases...............................................................................................   37

12. Contents of Agreement; Parties in Interest; etc..............................................................   37

13. Assignment and Binding Effect................................................................................   38

14. Definitions..................................................................................................   38

15. Notices......................................................................................................   40

16. Amendment....................................................................................................   42

17. Governing Law................................................................................................   42

18. No Benefit to Others.........................................................................................   42

19. Severability.................................................................................................   42

20. Section Headings.............................................................................................   42

21. Schedules and Exhibits.......................................................................................   42

22. Extensions...................................................................................................   42

23. Counterparts.................................................................................................   42
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


                                  AGREEMENT AND
                                 PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 16,
2000, by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"),
KOSU ACQUISITION INC., a Texas corporation ("Acquisition"), HERRMANN TECHNOLOGY,
INC., a Texas corporation (the "Company"), HERRMANN HOLDINGS, LTD., a Texas limited partnership ("Holdings"), ANNEM INVESTMENTS, LTD., a Texas limited partnership ("Annem"), and HERRMANN TECHNOLOGY TRUST, a complex trust established under the laws of the State of Texas (the "Trust").

                                   BACKGROUND

         A. The Company is a Texas corporation with its registered office located at 10410 Miller Road, Dallas Texas, 75238, and has authorized 10,000,000 shares of common stock, par value $0.01 per share (the "Company Common Stock").
The Company is engaged principally in the design, development, production, marketing and distribution of thin film optical filters for the dense wavelength division multiplexing market (the "Business").

         B. Lucent is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

         C. Acquisition is a wholly-owned subsidiary of Lucent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Lucent. Acquisition is a Texas corporation with its registered office located at 201 Main Street, Suite
2500, Forth Worth, Texas, 76102, and has authorized an aggregate of 1,000 shares of common stock, no par value per share ("Acquisition Common Stock").

         D. The Board of Directors of each of Acquisition and the Company has determined that the merger of Acquisition with and into the Company (the
"Merger") in accordance with the provisions of the Texas Business Corporation
Act, as amended (the "TBCA"), and subject to the terms and conditions of this Agreement, is in the best interests of Acquisition and the Company and their respective shareholders.

         E. The Boards of Directors of Acquisition and the Company have approved this Agreement and the transactions contemplated hereby.

         F. Holdings, Annem and the Trust (each a "Shareholder" and collectively, the "Shareholders") own directly or beneficially 100% of the issued and outstanding shares of capital stock of the Company.

         G. The parties intend that, for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

         1. The Merger

         1.1 General.

         (a) Subject to the terms and conditions of this Agreement and in accordance with the TBCA, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Texas.

         (b) Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file at the time of the Closing (as defined below) Articles of Merger, substantially in the form of Exhibit A attached hereto (the "Articles of Merger"), with the Secretary of State of the State of Texas together with all fees due and payable in connection therewith, in each case, in accordance with the provisions of Article 5.04 of the TBCA. The Merger shall have become effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Texas in accordance with the provisions of Article 5.04 of the TBCA (the "Effective Time"). The closing of the Merger (the "Closing") shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 4:01 P.M. on the date hereof, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

         (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         1.2 Articles of Incorporation. The Articles of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by law except that Article I of such Articles of Incorporation shall be amended to read as follows: "The name of the Corporation is: "Herrmann Technology, Inc."

         1.3 By-Laws. The By-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein and by law.

         1.4 Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

                                       2
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         1.5 Conversion of Securities. At the Effective Time, by virtue of the
Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities:

         (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation;

         (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Acquisition or Lucent shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

         (c) Subject to the provisions of Sections 1.6 and 1.7, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 1.5(b)) shall be converted into 6.7702 (such number as adjusted in accordance with Section 1.6 (the "Exchange Ratio")) validly issued, fully paid and nonassessable shares of Lucent Common Stock including the corresponding percentage right (the "Right") to purchase shares of junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996, as amended, between Lucent and The Bank of New York (successor to First Chicago Trust Company of New
York), as Rights Agent. All references in this Agreement to Lucent Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the Rights. As of the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto other than (i) the right to receive shares of Lucent Common Stock to be issued in consideration therefor upon the surrender of such certificate, and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.7.

         1.6 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Lucent Common Stock, any change or conversion of Lucent Common Stock into other securities or any other dividend or distribution with respect to the Lucent Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to the Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

         1.7 No Fractional Shares. No certificates or scrip representing fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of Lucent. In lieu of receiving any such fractional share, the shareholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Lucent Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur (or, if the Lucent Common Stock did not trade on the NYSE on such prior date, the last day of trading in Lucent Common Stock on the NYSE prior to the Effective Time) by (ii) the fractional share to which such holder would otherwise be entitled. Lucent shall make available to the Exchange Agent the cash necessary for this purpose.

         1.8 Exchange Procedures; Stock Transfer Books. (a) On or promptly after the Effective Time, Lucent shall deliver, or cause to be delivered, to each Shareholder in exchange for certificates representing the shares of Company Common Stock held by such Shareholder and surrendered to Lucent or the Surviving Corporation at the Closing (the "Certificates") (i) a certificate representing the number of whole shares of Lucent Common Stock into which such shares of the Company Common Stock will be converted at the Effective Time pursuant to Section 1.5(c), and (ii) cash in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.7. As soon as practicable after the Effective Time and subject to and in accordance with the provisions of Section 8, Lucent shall cause to be distributed to the Escrow Agent pursuant to the Escrow Agreement certificates representing 10% of the shares of Lucent Common Stock to be issued in exchange for the Company Common Stock, which shares shall be registered in the name of the Escrow Agent as nominee for the Shareholders. All shares in the Escrow Fund shall be beneficially owned by the Shareholders, shall be held in escrow and shall be available to compensate Indemnified Persons as provided in
Section 8. To the extent not used for such purposes, such shares shall be released as provided in the Escrow Agreement.

         (b) Lucent shall be entitled to deduct and withhold from the consideration otherwise payable to the Shareholders pursuant to this Agreement such amounts as Lucent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Lucent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholders in respect of which such deduction and withholding was made by Lucent. All amounts in respect of taxes received or withheld by Lucent shall be disposed of by Lucent in accordance with the Code or such state, local or foreign tax law, as applicable.

         (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, Lucent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Lucent Common Stock as determined under Section 1.5(c), as applicable, and pay any cash, dividends or other distributions as determined in accordance with Section
1.7 in respect of such Certificate; provided that Lucent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Lucent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (d) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock in the records of the Company.

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From and after the Effective Time, the Shareholders shall cease to have any rights with respect to the shares of Company Common Stock except as otherwise provided herein or by applicable law.

         1.9 No Further Ownership Rights in Company Common Stock. All certificates representing shares of Lucent Common Stock delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.7 or Section 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificate.

         1.10 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

         2. Approval by Shareholders

         2.1 Approval by Shareholders. Each of Acquisition and the Company shall
(a) call a meeting of its respective shareholders to be held as promptly as practicable after the date hereof or (b) solicit written consents of its respective shareholders in lieu thereof for purposes of voting upon this Agreement. Each of the Company and Acquisition will, through its board of directors, recommend to its shareholders approval of this Agreement. The Company shall provide Lucent with a copy of all materials to be distributed to its shareholders describing the transactions contemplated hereby not later than three business days prior to distribution. The Company, Acquisition and Lucent each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate action in connection with the transactions contemplated by this Agreement. All materials distributed to the shareholders of the Company with respect to this Agreement, including any description of the transactions contemplated hereunder, the recommendation of the Board of Directors of the Company that such shareholders approve the Merger, the vote by such shareholders to approve this Agreement and the Merger and any description of appraisal rights available to such shareholders shall be in form and substance reasonably acceptable to Lucent and the Company, and shall be in accordance with applicable law.

         3. Representations and Warranties of the Company. The Shareholders, jointly and severally, represent and warrant to Lucent and Acquisition with respect to the matters set forth in Sections 3.1(b) and 3.1(c), the last sentence of Section 3.2(a) and Sections 3.32, 3.33 and 3.34 as such relate to the Shareholders, and each of the Company and the Shareholders jointly and severally represent and warrant to Acquisition and Lucent with respect to all other matters contained in this Section 3 as follows:

         3.1 Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Each of Holdings and Annem is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The general partner of each of Holdings and Annem has the sole voting power to bind Holdings and Annem, as applicable.

         (c) The Trust is duly and validly organized and existing under the laws of the State of Texas as a complex trust under the Herrmann Technology Trust Agreement dated April 16, 1999 (true and correct copies of which documents have been separately delivered by the Shareholders to Lucent and are still in full force and effect); Linda B. Herrmann is the authorized trustee of the Trust; and the children of William L. Hart and Mary B. Hart and other issue are the owners of the beneficial interest under the Trust with sole and unconditional power to revoke and amend the Trust. The trustee of the Trust has the sole voting power to bind the Trust.

         3.2 Capitalization; Options and Other Rights. (a) The total authorized shares of capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 1,000,000 shares are issued and outstanding (the "Outstanding Common Shares"). All the Outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable. None of the shares of Company Common Stock (the "Shares") has been issued in violation of the preemptive rights of any shareholder of the Company. The Outstanding Common Shares have been issued in compliance in all material respects with all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign (collectively, "Laws"). The Shareholders own, directly or beneficially, all the Shares and each Shareholder owns, directly or beneficially, such Shares as are indicated opposite such Shareholder's name on Schedule 3.2(a).

         (b) Except as set forth in Schedules 3.2(c), there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any other Person any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the Shares or the direction of the business operations or conduct of the Company, except as contemplated by this Agreement.

         (c) Schedule 3.2(c) lists all outstanding Company Stock Options, showing for each such option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares, (iv) the date of expiration and (v) the exercise price. Except as set forth on Schedule 3.2(c), (i) each Company Stock Option has been granted under the Company Stock Plan and (ii) the per share exercise price of each Company Stock Option granted under the Company Stock Plan is not less than the fair market value of a share of Company Common Stock on the date of grant of the applicable Company Stock Option, as determined in good faith by the Board of Directors of the Company. Each Company Stock Option that has been granted under a stock plan other than the Company Stock Plan has been granted on substantially similar terms as the Company Stock Options granted under the Company Stock Plan.

         3.3 Authority; Shareholder Vote. (a) Each of the Shareholders and the Company has full power and authority to execute, deliver and perform this Agreement, the Escrow Agreement and the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the Escrow Agreement by each of the Shareholders and the Company has been duly authorized and approved by all necessary corporate or other action and, except for (i) the approval of this Agreement by a vote of holders of at least two-thirds of the Outstanding Common Shares and (ii) the filing and recordation of appropriate merger documents as required by the TBCA, no other corporate or other proceedings on the part of the Company or any Shareholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of the Shareholders and the Company and is the legal, valid and binding obligation of each of the Shareholders and the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (b) The execution, delivery and performance by each of the Shareholders and the Company of this Agreement and the Escrow Agreement and the consummation of the Merger do not, and will not (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of the Company, the respective limited partnership agreements of Holdings or Annem, or the Trust Agreement of the Trust, as applicable, (ii) violate any Law applicable to the Shareholders or the Company, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Shareholders or the Company is a party or by which any of their properties may be bound, except (A) as set forth on Schedule 3.3(b) and
(B) for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Shareholders or the Company.

         (c) The execution and delivery of this Agreement and the Escrow Agreement by the Shareholders and the Company do not, and the performance by the Shareholders and the Company of this Agreement and the Escrow Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, or any other Person except (i) in the case of this Agreement, the filing and recordation of appropriate merger documents as required by the TBCA and (ii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on the Company.

         (d) The Board of Directors of the Company (i) has approved this Agreement and the transactions contemplated hereby, (ii) has determined that the terms of the Merger are in the best interests of the shareholders of the Company, and (iii) has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the shareholders of the Company.

         (e) Pursuant to the provisions of the TBCA, the Articles of Incorporation of the Company, the By-laws of the Company and any other applicable law, the only approval of holders of Company Common Stock required to approve the Merger and to approve and adopt the Agreement and the transactions contemplated hereby is the approval of at least two-thirds of the outstanding shares of Company Common Stock.

         3.4 Charter Documents. The Company has previously furnished to Lucent a true, complete and correct copy of the Articles of Incorporation and the By-laws of the Company. The Articles of Incorporation and By-laws of the Company are in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation or By-laws.

         3.5 Financial Statements. (a) The Company has previously furnished to Lucent true and complete copies of the following financial statements of the Company (collectively, the "Financial Statements"):

         (i) the unaudited balance sheet as of December 31, 1999 (the "1999 Balance Sheet") and the unaudited balance sheet as of December 31, 1998;

         (ii) the unaudited statement of operations, shareholders' equity and cash flows for the fiscal year ended December 31, 1999 and December 31 1998;

         (iii) the unaudited balance sheet as of May 31, 2000 (the "Current Balance Sheet"); and

         (iv) the unaudited statement of operations, shareholders' equity and cash flows for the 5-month period ended May 31, 2000 (the "Current Statement of Operations").

         (b) Except as disclosed on Schedule 3.5(b), the Financial Statements were prepared in accordance with GAAP. The Financial Statements were prepared on the basis of the books and records of the Company and present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations, changes in shareholders' equity and cash flows for each of the periods then ended in conformity with GAAP

(except (i) for the omission of footnotes, (ii) in the case of the Current Balance Sheet and the Current Statement of Operations, for normal and recurring year-end adjustments and (iii) as set forth on Schedule 3.5(b)).

         3.6 Absence of Undisclosed Liabilities; Indebtedness. Except as set forth in the Financial Statements, the Company does not have any liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) other than (i) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Financial Statements and (ii) liabilities or obligations incurred after the date of the Current Balance Sheet incurred in the ordinary course of business and consistent with past practice.

         (a) Except as disclosed on Schedule 3.6(b), the Company has no Indebtedness which in aggregate principal amount is greater than $100,000.

         3.7 Operations and Obligations. Except as reflected in the Financial Statements, and except as a result of the transactions contemplated by this Agreement, since December 31, 1999,

         (i) there has been no material adverse change in the assets, business, condition (financial or otherwise), or operations of the Company and there has been no event or condition that has had or could reasonably be expected to have a Material Adverse Effect on the Company other than as a result of
     (x) general economic conditions, (y) business and economic conditions affecting the dense wavelength division multiplexing industry or (z) the announcement of the transactions contemplated hereby; and

         (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Except (i) as set forth in Schedule 3.7(b) and (ii) for actions required to be taken hereunder or approved by Lucent, since December 31, 1999, the Company has conducted its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 1999, except as set forth in such Schedule, the Company has not:

         (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

         (ii) other than in the ordinary course of business consistent with past practice, issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

         (iii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected or reserved against on the 1999 Balance Sheet and current liabilities incurred thereafter in the ordinary course of business consistent with past practice;

         (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its shareholders or purchased or redeemed, or agreed to purchase or redeem, any Company Common Stock;

         (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company is a party and is or should be set forth on
     Schedule 3.9;

         (vi) undertaken or committed to undertake capital expenditures exceeding $100,000 for any single project or related series of projects;

         (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the 1999 Balance Sheet or any assets thereafter acquired by the Company, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

         (viii) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

         (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

         (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

         (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

         (xii) allowed the levels of supplies or other materials included in the inventory of the Company to vary materially from the levels customarily maintained in accordance with past practice;

         (xiii) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of the Company, amended any Plan or modified any other benefits made available to any such employees;

         (xiv) made any change in the accounting principles or made any material change in accounting practices used by the Company, in each case, from those applied in the preparation of the Financial Statements;

         (xv) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

         (xvi) entered into or agreed to enter into or terminate (prior to the expiration date thereof) any employment agreement;

         (xvii) increased the compensation or benefits payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries, bonuses or wages of employees of the Company who are not officers of the Company, or granted any severance or termination pay to, or entered into any severance agreement with any director, officer or other employee of the Company, or established, adopted, entered into or amended any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee;

        (xviii) made any material Tax election or settled or compromised any material federal, state, local or foreign income Tax liability; or

         (xix) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sold, assigned, transferred, licensed, sublicensed, pledged or otherwise encumbered any of the Intellectual Property Rights.

         (c) There are no accrued and unpaid dividends or distributions with respect to any capital stock of the Company.

         3.8 Properties. (a) The Company has good and valid title to all its properties and assets as reflected on the Current Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such Current Balance Sheet, (ii) leasehold interests, in which event the Company has a valid leasehold interest and (iii) properties and assets which individually or in the aggregate are not material either in value or to the operations of the business of the Company.

         (b) The Company does not own any real property.

         3.9 Contracts. Schedule 3.9 lists any of the following not otherwise listed on any other Schedule:

         (a) each written contract or commitment which creates an obligation on the part of the Company in excess of $100,000;

         (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company is a lender, borrower or guarantor, in a principal amount in excess of $50,000;

         (c) each written contract or commitment restricting the Company from engaging in any industry or in any line of business in any location;

         (d) each written contract to which the Company is a party containing a change of control provision;

         (e) each written contract or commitment in excess of $10,000 to which the Company is a party for any charitable contribution;

         (f) each written joint venture or partnership agreement to which the Company is a party;

         (g) each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller and original equipment manufacturing agreement, in each case, to which the Company is a party;

         (h) any written agreement (including any technology transfer and source code license agreement) to which the Company is a party containing rights of third parties, or granting rights for the Company, to license or sublicense software, technology, patents, know-how, copyrights, trademarks or any other intellectual property of any kind (excluding licenses to operate software that is generally available for purchase "off the shelf" by the public);

         (i) each written agreement in excess of $50,000 to which the Company is a party with respect to any assignment, discounting or reduction of any receivables of the Company;

         (j) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company, having a value in excess of $50,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

         (k) each written employment or consulting contract entered into by the Company which is currently in effect; and

         (l) each supply agreement that the Company could not readily replace without a material impact on the Company.

         Except as set forth on Schedule 3.9, (i) there are no oral contracts or commitments of the types described in this Section 3.9 which create an obligation on the part of the Company which are individually in excess of $50,000 or in the aggregate in excess of $100,000, (ii) there are no contracts or commitments between the Company and any Affiliate, (iii) there are no contracts, commitments or arrangements with any employee which require the payment of any compensation upon the occurrence of any specified contingency,
(iv) there are no contracts or arrangements, except this Agreement, which require notice to, the consent of, or any payment of any compensation (whether as a penalty, liquidated damages or otherwise) to any party with respect to the Merger or any of the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Effective Time, and (v) there are no contracts which would create rights to any Person against Lucent or any of its Affiliates (other than rights against the Company as in effect on the Closing Date).

         3.10 Absence of Default. Except as set forth in Schedule 3.10, (a) each of the agreements listed on Schedules 3.9, 3.13, 3.16 and 3.22 that creates obligations of any person in excess of $50,000 or in the aggregate in excess of $150,000 are, and after giving effect to the Merger will be, valid, binding and in full force and effect; (b) the Company has fulfilled and performed in all material respects its obligations required to be fulfilled or performed as of the date hereof under each such agreement (in each case, to which the Company is a party); (c) the Company is not and is not alleged in writing to be, and to the best knowledge of the Company, each other party to any such agreement is not, in default under, nor is there or is there alleged in writing to be any basis for termination of, any such agreement; (d) no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the best knowledge of the Company, by any such other party; and (e) the Company is not currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder. The Company has previously delivered complete and correct copies of all such agreements (including all amendments) to Lucent.

         3.11 Litigation. Except as set forth in Schedule 3.11, there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company which if determined in a manner adverse to the Company could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor the assets, properties or business of the Company is subject to any judgment, order, writ, injunction or decree of any court, arbitration tribunal or other governmental or regulatory authority, domestic or foreign. The Company is neither a plaintiff in any such proceeding nor contemplating commencing legal action against any other Person.

         3.12 Compliance with Law.

         (a) The Company has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject.

         (b) The Company has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company has no reason to believe would not be issued in due course and (ii) which, the failure of the Company to possess, would not subject the Company to penalties other than fines not to exceed $25,000 in the aggregate and would not materially adversely affect the operations or the business of the Company ("Immaterial Authorizations").

         (c) The Company has not received written notice of violation of, or, to the best knowledge of the Company, know of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

         3.13 Intellectual Property; Year 2000. (a) The Company owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of the Company. Schedule 3.13(a) contains a list of (i) Patents and Patent applications, (ii) trademark registrations and applications and (iii) copyright registrations and applications owned by the Company.

         (b) The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. To the best knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patent of any other Person. The Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of the Company, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of the Company.

         (c) Assuming that Lucent continues to operate the Business of the Company as presently conducted, then, to the best knowledge of the Company, Lucent's use of the Patents or Intellectual Property Rights which is material to the conduct of the business by the Company will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Patents or Intellectual Property Rights of any other Person.

         (d) Each employee, agent, consultant, officer, director or contractor who has contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Lucent.

         (e) The Company has taken all necessary steps directed at ensuring that its products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in accordance with their specifications on dates in both the Twentieth and Twenty-First centuries and (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations; provided, that all non-Company products (e.g., hardware, software or firmware) used in or in combination with the Company's products properly exchange data with the Company's products in the same manner on dates in both the Twentieth and Twenty-First centuries. Further, to the best knowledge of the Company, the Company has taken all necessary steps to assure that the year 2000 date change will not adversely affect its operations or the systems and facilities that support the operations of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company. Finally, in conjunction with the Year 2000 date transition, the Company has not experienced any material date-related failures of its systems and has no knowledge of any date related issues experienced by its customers with respect to the Company's products.

         (f) Except as set forth on Schedule 3.13(f), the Company has not sold, assigned, transferred, licensed or sublicensed, or entered into any contract (oral or written) or other arrangement to sell, assign, transfer, sublicense or encumber its Patents or Intellectual Property Rights other than in the ordinary course of business, and the Company has not entered into any contract (oral or written) or other arrangement pursuant to which the Company has agreed or is obligated to license, transfer, place in escrow or encumber the source code for any of its products (prior or current) or restrict the use of any of its Patents or Intellectual Property Rights.

         (g) No shareholder of the Company, nor, to the best knowledge of the Company, any past or present employee, agent, officer, director, consultant or contractor of the Company, has any interest or right, or claims any interest or right (other than as a shareholder of the Company) in any Patent or Intellectual Property Right that is material to the business and operations as currently conducted by the Company.

         3.14 Tax Matters. (a) Except as set forth on Schedule 3.14(a), (i) the Company has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been or will be timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company have been timely paid or the Company has established adequate reserves therefor; (iv) the Company has not waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service (the "IRS") or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to the best knowledge of the Company, proposed or threatened with respect to Taxes of the Company; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full;
(viii) Tax indemnity arrangements, if any, will terminate prior to Closing and the Surviving Corporation will not have any liability thereunder on or after Closing; (ix) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; (x) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company in accordance with GAAP; (xi) except for the Merger, since December 31, 1999, the Company has not taken any action that would, under applicable law, materially adversely impact Lucent's or the Company's ability to utilize any net operating carry forwards of the Company; and (xii) the Company is not and has not been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes.

         (b) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Company.

The Company has not made any election that could result in any adverse tax consequences to the Company.

         (c) The Company (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code; (ii) to the best knowledge of the Company, the IRS has not proposed any such adjustment or change in accounting method with respect to the Company; and (iii) does not have any application pending with the IRS or any other tax authority requesting permission for any change in accounting method.

         (d) The Company does not own any interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

         (e) The Company is not a party (other than as an investor) to any industrial development bond.

         (f) The Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (g) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         3.15 Employee Benefit Plans. (a) Schedule 3.15(a) contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to as "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Plans") maintained, or contributed to, by the Company or any Person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or any former employees, officers or directors of the Company. The Company has made available to Lucent true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, (x) each Plan has been administered in accordance with its terms, and (y) the Company and all Plans are in compliance with applicable provisions of ERISA and the Code.

         (b) Except as set forth in Schedule 3.15(b), all Pension Plans that are intended to be qualified under Section 401(a) of the Code have been the subject of a determination opinion, notification or advisory letter from the IRS to the effect that such Pension Plans is so qualified and the trust thereunder is exempt from Federal income taxes under Section 501(a) of the Code, and no such determination letter has been revoked nor has any event occurred since the date of such Plan's most recent determination letter that would adversely affect its qualification or materially increase its costs.

         (c) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Plan that is subject to Title IV of ERISA.

         (d) The Company does not have any liability or obligation under any Welfare Plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA.

         (e) Except as provided by this Agreement, no employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Plan as a result of the transactions contemplated by this Agreement.

         (f) The deduction of any amount payable pursuant to the terms of the Plans will not be subject to disallowance under Section 162 (m) of the Code.

         (g) The Company has not issued any Company Common Stock under any restricted stock purchase arrangement and the Company is not a party to any restricted stock purchase arrangement.

         3.16 Executive Employees. (a) Schedule 3.16(a) lists the names, titles and current annual salary rates of and bonuses paid during the 1999 fiscal year or payable to all present officers and employees of each of the Company whose 1999 annual base salary exceeded $75,000 ("Executive Employees").

         (b) Except as set forth in Schedules 3.15(a) or 3.16(b), the Company does not have any employment agreement with, or maintain any employee benefit plan (within the meaning of Section 3(3) of ERISA) with respect to, any of its Executive Employees. Except as set forth on Schedule 3.16(b), there are no agreements with respect to Executive Employees which are subject to Section 280G of the Code or which would obligate the Company to make any payment or provide any benefit that could be subject to tax under Section 4999 of the Code.

         3.17 Employees. (a) The Company has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, other than instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to result in penalties and fines in an amount not exceeding $75,000 in the aggregate, and the Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (b) the Company believes that the Company's relations with its employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company; (d) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of the Company, threatened, by or with respect to any employees of the Company; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company; (h) there are no claims pending against the Company before any workers' compensation board; and (i) the Company has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company and, to the best knowledge of the Company, no such investigation is in progress.

         3.18 Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of the Company, the Company is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any liability or remedial action under any Environmental Laws except for such notice, claim, negotiation, agreement or investigation that will not have a Material Adverse Effect on the Company. There are no pending or, to the knowledge of the Company, threatened, actions, suits or proceedings against the Company or any of its properties, assets or operations asserting any such liability or seeking any remedial action in connection with any Environmental Laws except for such actions, suits or proceedings that will not have a Material Adverse Effect on the Company.

         3.19 Bank Accounts, Letters of Credit and Powers of Attorney. Schedule
3.19 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the Bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company. The Company has heretofore delivered to Lucent true, correct and complete copies of each letter of credit and each power of attorney described on Schedule 3.19.

         3.20 Subsidiaries. The Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is the Company controlled by or under common control with any Person other than the Shareholders.

         3.21 Insurance. Schedule 3.21 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience) of all policies of insurance maintained, owned or held by the Company, and, with respect to loss experience, a description of such loss experience for the twenty-four month period up to and including the date hereof. The Company shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. The Company has complied with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner, except for non-compliance or failure that could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.21, to the best knowledge of the Company, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and, to the best knowledge of the Company, no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the Company thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

         3.22 Leases. Schedule 3.22 lists all outstanding leases, both capital and operating, or licenses, pursuant to which the Company has (i) obtained the right to use or occupy any real property or personal property where the value of such personal property exceeds $50,000 in the case of any single lease or $100,000 in the aggregate, or (ii) granted to any other Person the right to use any property described on Schedule 3.23(a).

         3.23 Assets. (a) Schedule 3.23(a) lists each material item of machinery, equipment, furniture, vehicles or other personal property owned by the Company having an original cost of $50,000 or more.

         (b) Except as set forth in Schedule 3.23(b), the assets and properties owned or leased by the Company constitute all the material assets and properties used by the Company in the operation of its business (including all books, records, computers and computer programs and data processing systems but excluding Intellectual Property Rights and Patents) and are in good and serviceable condition (subject, in each case, to normal wear and tear and obsolescence and except for assets the book value of which does not exceed $25,000 in the aggregate; provided that the foregoing wear, tear and obsolescence shall not materially disrupt the Business of the Company as presently being conducted) and are suitable for the uses for which intended.

         3.24 Accounts Receivable; Inventory. (a) All accounts receivable of the Company (i) have arisen from bona fide transactions by the Company in the ordinary course of its business and represent bona fide claims against debtors for sales and other charges and (ii) are not subject to discount except for normal cash and immaterial trade discounts. To the best knowledge of the Company, all accounts receivable reflected in the Current Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in such balance sheet.

         (b) The inventories (and any reserves with respect thereto that have been established by the Company) of the Company as of May 31, 2000 are described in Schedule 3.24. All such inventories (net of any such reserves) are properly included in the Financial Statements in accordance with GAAP, and are of such quality as to be useable and saleable in the ordinary course of business (subject in the case of work-in-process inventory to completion in the ordinary course of business) and (i) are properly included in the Financial Statements in accordance with GAAP and (ii) are reflected in the books and records of the Company at the lower of cost (determined under the first-in, first-out method) or market value. The inventories of the Company are located at the locations set forth in Schedule 3.24.

         3.25 Export Control Laws. The Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have a Material Adverse Effect on the Company. Without limiting the foregoing:

                  (i) The Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States except where the failure to obtain such export licenses and other approvals would not subject the Company to penalties other than fines not to exceed $100,000 in the aggregate;

                  (ii) The Company is in compliance with the terms of all applicable export licenses or other approvals;

                  (iii) There are no pending or, to the best knowledge of the Company, threatened claims against the Company with respect to such export licenses or other approvals;

                  (iv) There are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims; and

                  (v) No consents or approvals for the transfer of export licenses to Lucent are required, or such consents and approvals can be obtained expeditiously without material cost.

         3.26 Customers and Suppliers. None of the Company's customers which individually accounted for more than 5% of the Company's gross revenues during the five (5) months ended May 31, 2000 has terminated or indicated that it intends to terminate any agreement with the Company. As of the date hereof, no material supplier of the Company has indicated that it will stop, or decrease the rate of, supplying materials, products or services to the Company.

         3.27 Minute Books. The minute books of the Company made available to Lucent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

         3.28 Financial Forecasts. The Company has made available to Lucent certain financial forecasts with respect to the Company's business which forecasts were prepared by the Company based upon the assumptions reflected therein. The Company makes no representation or warranty regarding the accuracy of such forecasts or as to whether such forecasts will be achieved or otherwise, except that the Company represents and warrants that such forecasts were prepared in good faith and are based on assumptions believed by the Company at the time such forecasts were delivered to Lucent to be reasonable.

         3.29 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document that has been requested by Lucent or its counsel in connection with their legal and accounting review of the Company.

         3.30 Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Schedules referred to in this Section 3, and none of the other information or documents furnished to Lucent or Acquisition by the Company or provided pursuant to the terms of this Agreement, contains any untrue statement of a material fact or omits to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading in any material respect.

         3.31 Reorganization. The Company has not taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         3.32 Information in Lucent Registration Statement. None of the information to be supplied by the Company or any Shareholder specifically for inclusion or incorporation by reference in the registration statement on Form S-3 or such other form as may be appropriate to be filed with the SEC by Lucent under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act"), for the purpose of registering the public resale by the Shareholders of shares of Lucent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.33 Investment Matters. (a) Each Shareholder agrees not to engage in any hedging transactions with regard to the Consideration Shares unless in compliance with the Securities Act.

         (b) Each Shareholder acknowledges and agrees that the Consideration Shares are being offered and sold to the Shareholders in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Lucent is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholders set forth herein in order to determine the applicability of such exemptions and the suitability of the Shareholders to acquire the Consideration Shares.

         (c) Each Shareholder has received and has had an opportunity to review Lucent's Annual Report on Form 10-K for the fiscal years ended September 30, 1999 and September 30, 1998, Lucent's 1999 Annual Report to Shareowners for fiscal 1999, Lucent's Proxy Statement for the 2000 annual meeting of stockholders, Lucent's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000 and Lucent's Current Report on Form 8-K dated May 5, 2000 and each Shareholder has had a reasonable opportunity to ask questions of and receive answers from Lucent concerning Lucent, and to obtain any additional information reasonably necessary to verify the accuracy of the information furnished to the Shareholders concerning Lucent and all such questions, if any, have been answered to the full satisfaction of the Shareholders.

         (d) Each Shareholder acknowledges that no representations or warranties have been made with respect to the Consideration Shares to such Shareholder by Lucent or any agent, employee or Affiliate of Lucent other than those contained in this Agreement, and in entering into the transactions contemplated hereunder such Shareholder is not relying upon any information, other than that referred to in the foregoing paragraph, contained in this Agreement, and the results of independent investigations by such Shareholder and its representatives; provided that each Shareholder acknowledges and agrees that the only representations or warranties that Lucent has made with respect to such information are as set forth in this Agreement.

         3.34 Private Placement. (a) Each Shareholder acknowledges that each certificate representing the Consideration Shares delivered to or on behalf of such Shareholder and the Escrow Agent shall include the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE COMPANY, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

         (b) Each Shareholder understands that the Consideration Shares are being issued to such Shareholder and the Escrow Agent in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Consideration Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each Shareholder agrees that he shall not transfer any of the Consideration Shares except in a transaction registered under the Securities Act or unless such Shareholder shall have delivered to Lucent an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to Lucent, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         (c) Each Shareholder is either an Accredited Investor or, immediately prior to receipt of any information regarding Lucent, had such knowledge and experience (alone or with a Purchaser Representative) in financial and business matters as to be able to evaluate the merits and risks of an investment in Lucent.

         (d) Each Shareholder will acquire the Consideration Shares for his own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the Consideration Shares in a transaction that would violate the Securities Act or the securities Laws of any state of the United States or any other applicable jurisdiction.

         (e) No Shareholder is in the business of buying and selling securities.

         (f) Each Shareholder acknowledges and agrees that any resale or other transfer, or attempted resale or other transfer, which Lucent determines in good faith was made other than in compliance with the restrictions stated herein shall not be recognized by Lucent in respect of the Consideration Shares, and that Lucent may deliver a corresponding stop-transfer order to Lucent's transfer agent to that effect.

         3.35 Hart-Scott-Rodino Compliance. The Company is its own "ultimate parent entity" (as defined in 16 CFR Section 801.1(a)(3)). The "person" (as defined in 16 CFR Section 801.1(a)(1)) in which the Company is included does not have annual net sales or "total assets" (as each such term is defined in 16 CFR
Section 801.11)) of $10,000,000 or more.

         4. Representations and Warranties of Acquisition and Lucent. Each of Acquisition and Lucent represents and warrants to the Shareholders as follows:

         4.1 Organization. Each of Lucent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and all necessary governmental approvals to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

         4.2 Capital Structure. The authorized capital stock of Lucent as of the date of this Agreement consists of (i) 10,000,000,000 shares of common stock, par value $.01 per share

(the "Lucent Common Stock"), of which approximately 3,200,000,000 shares of common stock were outstanding as of March 31, 2000, and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share ("Lucent Authorized Preferred Stock"), of which 15,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Lucent Junior Preferred Stock"), none of which are outstanding. All the outstanding shares of Lucent Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the outstanding shares of Lucent Common Stock has been issued in violation of the preemptive rights of any shareholder of Lucent. The shares of outstanding Lucent Common Stock were issued in compliance in all material respects with all Laws. The shares of Lucent Common Stock to be issued pursuant to the Merger and upon exercise of the Adjusted Options will be duly and validly authorized and issued, will be fully paid and non-assessable and will not be issued in violation of the preemptive rights of any shareholder of Lucent or in violation of any Laws.

         4.3 Authority. (a) Each of Lucent and Acquisition has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The Board of Directors of Acquisition has declared the Merger advisable and approved this Agreement and resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole shareholder of Acquisition. The execution, delivery and performance of this Agreement by each of Lucent and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by its Board of Directors and sole shareholder and (ii) in the case of Lucent, by all necessary corporate action and, except for (A) the adoption of this Agreement by the shareholder of Acquisition and (B) the filing of appropriate merger documents as required by the TBCA no other corporate proceedings other than actions previously taken on the part of either Lucent or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Lucent and Acquisition and is the legal, valid and binding obligation of each of Lucent and Acquisition enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (b) The execution, delivery and performance by each of Lucent and Acquisition of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Lucent or the Articles of Incorporation or By-laws of Acquisition, (ii) violate any Law, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Lucent and Acquisition taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Lucent or Acquisition is a party or by which any of the properties of Lucent or Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Lucent, its Subsidiaries and Acquisition taken as a whole.

         (c) The execution and delivery of this Agreement by each of Lucent and Acquisition does not, and the performance by each of Lucent and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except (i) the filing and recordation of appropriate merger documents as required by the TBCA, (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the "Exchange Act") and applicable state securities laws, and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on Lucent, its Subsidiaries and Acquisition taken as a whole.

         4.4 Litigation. (a) Neither Lucent nor Acquisition is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

         (b) There is no judgment, order, writ, injunction or decree of any court, arbitration tribunal or other governmental or regulatory authority, domestic or foreign, to which Lucent or Acquisition is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

         4.5 SEC Filings; Lucent Financial Statements. (a) Since October 1, 1999, Lucent has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed under the Securities Act and the Exchange Act (the "Lucent SEC Documents"). As of their respective dates, the Lucent SEC Documents have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Lucent SEC Documents and, except to the extent that information contained in any Lucent SEC Document has been revised or superseded by a later filed Lucent SEC Document, none of the Lucent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucent included in the Lucent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Lucent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

         (b) Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Lucent SEC Documents, or (iii) incurred in connection with this Agreement or the transactions contemplated hereby, neither Lucent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Lucent and its Subsidiaries taken as a whole.

         4.6 Information Supplied. None of the information to be supplied by Lucent specifically for inclusion or incorporation by reference in the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Lucent with respect to statements made or incorporated by reference therein based on information supplied by the Company or any Shareholder specifically for inclusion or incorporation by reference in the Registration Statement.

         4.7 Operations and Obligations. Except as described in the Lucent SEC Documents, since the date of the most recent audited balance sheet of Lucent contained in the Lucent SEC Documents, (i) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any development that has had or could reasonably be expected to have a Material Adverse Effect on Lucent and its Subsidiaries taken as a whole;
(ii) there has not been any material change by Lucent in its accounting methods, principles or practices, except as required by changes in GAAP or any other change provided such other change could not reasonably be expected to have a Material Adverse Effect on Lucent and its Subsidiaries; or (iii) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any material revaluation by Lucent of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable which could reasonably be expected to have a Material Adverse Effect.

         4.8 Interim Operations of Acquisition. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         4.9 Reorganization. Neither Lucent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         5. Conduct Pending Closing.

         5.1 Exemption from Registration; Other Actions. (a) The shares of Lucent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of
Section 4(2) thereof. Lucent shall use its reasonable best efforts to prepare, file and cause to become effective, as promptly as practicable after Lucent shall have received all relevant information to be provided by the Company or the Shareholders in connection with such filing, the Registration Statement covering the public resale of such shares of Lucent Common Stock to be issued in connection with the Merger, and Lucent shall use its reasonable best efforts to keep the Registration Statement effective until the first anniversary of the Effective Time (such anniversary date being referred to herein as the "Termination Date"). Any such registration shall be subject to the customary terms and conditions used in connection with resale prospectuses; provided that if Lucent determines that sales under the Registration Statement would require disclosure of non-public information material to Lucent at a time when Lucent desires not to disclose such information, Lucent may, upon written notice to the Shareholders, suspend on one occasion and for a period not to exceed 30 consecutive days the right of the Shareholders to effect resales, pursuant to such Registration Statement, of such shares of Lucent Common Stock issued in connection with the Merger, and Lucent agrees to promptly notify the Shareholders prior to the expiration of such period of the date on which they may again effect resales under the Registration Statement.

         (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

         5.2 Company Stock Options. (a) Prior to the Closing Date, the Board of Directors of the Company (or, if appropriate, any committee administering the Herrmann Technology, Inc. 1999 Incentive Stock Option Plan (the "Company Stock Plan")) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding options to purchase shares of Company Common Stock (the "Company Stock Options"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Lucent Common Stock (rounded to the nearest 1/100th of a whole cent) equal to (x) the exercise price per share of such Company Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio (each Company Stock Option as so adjusted, an "Adjusted Option"); and

                  (ii) make such other changes to the Company Stock Plan as the Company and Lucent may agree are appropriate to give effect to the Merger, including as provided in Section 5.3.

         (b) As soon as practicable after the Effective Time, Lucent shall deliver to the holders of Company Stock Options appropriate notices (the "Company Stock Option Notices") setting forth (i) such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Lucent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.2 after giving effect to the Merger) and (ii) the procedures for the exercise of the Adjusted Options. The term, exercisability, vesting schedule (including any acceleration provisions therein as set forth in Schedule 3.2(c)), status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Stock Options shall otherwise remain unchanged.

         (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part by (i) following the exercise procedures to be delivered by Lucent as set forth in the Company Stock Option Notice and (ii) concurrently delivering to Lucent the consideration therefor and any applicable withholding tax.

         (d) Except as otherwise contemplated by this Section 5.2 and except to the extent required under the terms of the Company Stock Options, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plan or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Lucent as set forth above.

         (e) The Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any of the foregoing. Within 30 days after the later to occur of
(x) the Effective Time, and (y) Lucent's receipt of the information necessary therefor Lucent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as any Adjusted Options remain outstanding.

         5.3 Company Stock Plan. At the Effective Time, by virtue of the Merger, the Company Stock Plan and the Company Stock Options granted thereunder shall be assumed by Lucent, with the result that all obligations of the Company under the Company Stock Plan, including with respect to awards outstanding at the Effective Time under the Company Stock Plan, shall be obligations of Lucent following the Effective Time; provided, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, number of shares purchasable pursuant to such Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424 of the Code. Prior to the Effective Time, Lucent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of Lucent following the Effective Time) for the assumption of the Company Stock Plans, including the reservation, issuance and listing of Lucent Common Stock in a number at least equal to the number of shares of Lucent Common Stock that will be subject to the Adjusted Options.

         5.4 Stock Exchange Listing. Lucent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Lucent Common Stock to be issued in connection with the Merger and upon exercise of Adjusted Options.

         5.5 Notification of Certain Matters. The Company shall give prompt notice to Lucent, and Lucent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (b) any failure of the Company, Lucent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available to the party receiving such notice.

         5.6 Tax Returns; Cooperation. The Company on the one hand and Lucent on the other will cooperate with each other and provide such information as any party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding. The Company and Lucent will retain until the expiration of any applicable statute of limitations (including any extensions thereof) all Tax Returns, schedules and workpapers and all other material records or documents relating to the Company for all Tax periods through the first Tax period ending after the Closing Date. At the expiration of such statutory period (including any extensions thereof), each party shall have the right to dispose of any such Tax Returns and other documents or records on thirty (30) days written notice to the other party. Any information, documents or records obtained under this
Section 5.6 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         5.7 Reorganization. Each of Lucent and the Company shall use its reasonable best efforts to cause the Merger to be qualified as a reorganization under Section 368(a) of the Code.

         5.8 Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including
(i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental or regulatory authority, domestic and foreign, and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental or regulatory authority, domestic and foreign; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

         5.9 Employee Benefit Plans. (a) As soon as practicable after the Effective Time (the "Benefits Date"), Lucent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to similarly situated employees of Lucent's Microelectronic Group who are hired by Lucent after December 31, 1999. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company), Lucent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

         (b) With respect to each benefit plan, program or arrangement maintained by Lucent in which employees of the Company subsequently participate (the "Lucent Plans"), for purposes of eligibility to participate, vesting and vacation entitlement (but not for accrual of pension or post retirement health benefits), service with the Company shall be treated as service with Lucent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. The Company's employees shall be given credit for amounts paid under a corresponding benefits plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Lucent Plans.

         5.10 Indemnification. (a) From and after the Effective Time, Lucent shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company pursuant to any indemnification provision of the Articles of Incorporation or By-laws or equivalent constituent documents of the Company as each is in effect on the date hereof.

         (b) For a period of six years after the Effective Time, Lucent shall cause to be maintained in effect officers' and directors' liability insurance with respect to each Indemnified Party of the Company covering acts or omissions by such Person occurring prior to the Effective Time under customary terms and conditions.

         5.11 Actions by the Shareholders. The Shareholders shall cause the Company to fulfill its obligations under this Agreement.

         5.12 Securities Matters. The Shareholders will not sell, assign, transfer or otherwise dispose of any of the Consideration Shares other than in accordance with applicable federal and state securities laws or an exemption therefrom.

         6. Conditions Precedent.

         6.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

         (a) Shareholder Approval. The Merger shall have been duly approved by the requisite vote of the outstanding shares of Common Stock of the Company and the common stock, no par value per share, of Acquisition entitled to vote thereon in accordance with the TBCA and the Articles of Incorporation and By-laws of each of the Company and Acquisition, respectively.

         (b) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or could reasonably be expected to have a Material Adverse Effect on Lucent or the Company (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

         (c) Other Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Lucent or the Company shall have been obtained, made or occurred.

         (d) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect against any of the parties hereto with respect to the transactions contemplated hereby, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Lucent, as applicable; provided, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (e) Escrow Agreement. Each of Lucent, the Company, the Escrow Agent and the Shareholders shall have entered into the Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement").

         (f) Representation Letters. Each of the Company and Lucent shall have executed and delivered a letter of representation relating to certain tax matters substantially in the form of Exhibits C and D hereto.

         (g) Stock Exchange Listing. The shares of Lucent Common Stock issued in accordance with the Merger and upon exercise of the Adjusted Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         6.2 Conditions Precedent to Obligations of Acquisition and Lucent. All obligations of Acquisition and Lucent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

         (a) Performance of Obligations; Representations and Warranties. The Company and the Shareholders shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's and the Shareholders' representations and warranties contained in Section 3 of this Agreement (i) to the extent it is qualified by Material Adverse Effect or materiality and the Company's representations and warranties contained in Section 3.13 shall be true and correct and (ii) to the extent it is not so qualified by Material Adverse Effect or materiality or contained in
Section 3.13, shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except (A) for changes permitted by this Agreement and (B) to the extent that any representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date.

         (b) Opinion of Counsel. Lucent and Acquisition shall have received the favorable written opinion dated the Closing Date of Haynes and Boone, LLP, counsel to the Company, in form satisfactory to Lucent and Acquisition.

         (c) Resignations. The Company shall have delivered to Lucent and Acquisition the written resignation of each director and officer of the Company as shall be requested in writing by Lucent.

         (d) No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition, or operations of the Company and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect on the Company other than as a result of (i) general economic conditions, (ii) business and economic conditions affecting the dense wavelength division multiplexing industry, or (iii) the announcement of the transactions contemplated hereby .

         (e) Consents. The Company shall have received all necessary consents, in form and substance reasonably satisfactory to Lucent and Acquisition, from the other parties to each contract, lease or agreement to which the Company is a party, except (i) where the failure to receive such consent could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company and (ii) such consents as set forth on Schedule 6.2(e).

         (f) Non-Competition Agreements. Each of the individuals listed on
Schedule 6.2(f) shall have entered into Non-Competition Agreements with the Surviving Corporation, each substantially in the form of Exhibit E hereto, and such agreements shall be in full force and effect.

         (g) Substitute Form W-9. Acquisition and Lucent shall have received Substitute Forms W-9 under the Code in form and substance acceptable to Acquisition and Lucent executed by each of the Shareholders.

         (h) Real Property Certificate. Lucent shall have received a certificate from the Company certifying that the Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i) at the Closing.

         (i) Stock Option Agreement. Each holder of Company Stock Options shall have entered into an amendment to the agreement regarding their Company Stock Options, each substantially in the form of Exhibit F hereto.

         (j) Shareholder Consent. The shareholder approval requirements of Proposed Regulation sec. 1.280G-1, Q/A 7 shall have been met in respect of the options granted under the Company Stock Plan.

         6.3 Conditions Precedent to the Company's and Shareholders' Obligations. All obligations of the Shareholders and the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

         (a) Performance of Obligations; Representations and Warranties. Acquisition and Lucent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Lucent contained in Section 4 of this Agreement (i) to the extent it is qualified by Material Adverse Effect shall be true and correct and (ii) to the extent it is not so qualified by Material Adverse Effect shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except
(A) for changes permitted by this Agreement and (B) to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date.

         (b) Opinion of Counsel. The Company shall have received the favorable written opinion dated the Closing Date of Kelly, Hart & Hallman, special Texas counsel to Acquisition and Lucent, and internal counsel to Acquisition and Lucent, each in form satisfactory to the Company. The Company shall have received a written opinion dated the Closing Date of Haynes and Boone, LLP, counsel to the Company, addressing certain tax matters which opinion shall be in form and substance reasonably satisfactory to the Company.

         (c) No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition or operations of Lucent and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect on Lucent other than as a result of
(i) general economic conditions, (ii) business and economic conditions affecting the dense wavelength division multiplexing industry or (iii) the announcement of the transactions contemplated hereby.

         (d) Employee Letter Agreement. Lucent shall have entered into a letter agreement with the Company and the Shareholders regarding certain payments to employees of the Company following the Closing Date, substantially in the form of Exhibit G hereto.

         6.4 Frustration of Closing Conditions. None of the Shareholders, the Company, Lucent or Acquisition may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Escrow Agreement, as required by and subject to Section 5.8.

         7. Survival of Representation and Warranties.

         7.1 Representations and Warranties. The representations and warranties of the Shareholders and the Company contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall survive for 12 months following the Effective Time, except that the representations and warranties of the Shareholders contained in Sections 3.1(b) and 3.1(c), the last sentence of
Section 3.2(a) and Sections 3.32, 3.33 and 3.34 shall survive until the expiration of the applicable statute of limitations. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

         8. Indemnification.

         8.1 Escrow Shares. As soon as practicable after the Effective Time, 10% of the total number of shares of Lucent Common Stock to be issued in exchange for the Company Common Stock (such shares as adjusted for stock splits, combinations, stock dividends and distributions and together with any other property issued in respect of such shares as a result of any of the foregoing being referred to herein as the "Escrow Fund") shall be deposited with The Bank of New York (or any other institution selected by Lucent), as escrow agent (the "Escrow Agent"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be the sole and exclusive source available to compensate Lucent for the indemnification obligations of each Stockholder under Section 8.2(a), except that Lucent may elect not to have recourse to the Escrow Fund for any claim of fraud or any inaccuracy in any representation or warranty of the Shareholders contained in Sections 3.1(b) and 3.1(c), the last sentence of Section 3.2(a) and Sections 3.32, 3.33 and 3.34.

         8.2 General Indemnification. (a) Subject to the limitations set forth in this Section 8, the Shareholders will jointly and severally indemnify and hold harmless Lucent and each Person, if any, who controls, may control or is controlled by Lucent within the meaning of the Securities Act and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages"), arising out of (i) any inaccuracy in any representation or warranty made by the Company or any Shareholder in this Agreement or in any exhibit or schedule to this Agreement,
(ii) any Damages relating to Taxes of the Company that pertain to periods (or that portion of any period) up to and including the Closing Date other than any Taxes accrued or reserved for on the Current Balance Sheet, and (iii) any breach or default by the Company or any Shareholder of any of the covenants or agreements given or made by any of them in this Agreement or any exhibit or schedule to this Agreement.

         (b) Lucent and the Shareholders acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration that Lucent would have agreed to pay in connection with the transactions contemplated hereby.

         (c) Notwithstanding anything to the contrary contained in this Agreement, solely with respect to any claim by any Indemnified Person for indemnification under Section 8.2(a)(i) or 8.2(a)(ii) (other than any claim for any inaccuracy in Section 3.13 or in the last sentence of Section 3.2(a)), such Indemnified Person may not seek indemnification with respect to any claim for Damages until the aggregate amount of all Damages for which all Indemnified Persons are seeking indemnification under Section 8.2(a)(i) or 8.2(a)(ii) equals or exceeds $500,000 (the "Threshold"), whereupon such Indemnified Person shall be entitled to seek indemnification with respect to all such Damages that exceed the Threshold. All Damages for which indemnification may be sought pursuant to
Section 8.2(a) (other than claims of fraud) shall not exceed the then aggregate value of the Escrow Fund on the Closing Date, or following the first anniversary of the Closing Date, the then aggregate value of the Escrow Fund at the time such claim for indemnification is satisfied.

         (d) In determining the amount of any Damage for which any Indemnified Person may seek indemnification under Section 8.2(a)(i) or Section 8.2(a)(iii), any materiality standard shall be disregarded.

         (e) The indemnification provisions of this Article 8 are the exclusive remedy for any Damages suffered by any Indemnified Person in connection with this Agreement, except for Damages arising from fraud or any inaccuracy in any representation or warranty of the Shareholders contained in Sections 3.1(b) and 3.1(c), the last sentence of Section 3.2(a), and Sections 3.32, 3.33 and 3.34. The liability of the Shareholders to all Indemnified Persons for all Damages for which indemnification is provided hereunder shall not exceed the Escrow Fund.

         8.3 Claims Upon Escrow Fund. Subject to the provisions of this Section 8, if any Indemnified Person elects to satisfy any claims for Damages against the Escrow Fund, such Indemnified Person shall make claims upon the Escrow Fund by delivering to the Escrow Agent on or before the last day of the escrow period of the Escrow Fund a notice signed by a representative of Lucent (a "Lucent Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related. Upon receipt by the Escrow Agent of a Lucent Notice, the Escrow Agent shall, subject to the provisions of
Section 8.4, deliver to Lucent, as promptly as practicable, the number of shares of Lucent Common Stock held in the Escrow Fund having a fair market value on the date of such distribution, equal to such Damages. Concurrent with the sending of any Lucent Notice to the Escrow Agent, Lucent shall provide a copy of such Lucent Notice to the Shareholders.

         8.4 Objections to Claims. (a) If any Shareholder shall object to a Lucent Notice within the ten-day period after receipt thereof, then Lucent and such Shareholder shall use their good faith efforts to resolve such dispute. If Lucent and such Shareholder resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the shares and other property, if any, in the Escrow Fund as agreed between Lucent and such Shareholder. The number of shares of Lucent Common Stock necessary to satisfy the Damages specified in the applicable Lucent Notice shall not be released by the Escrow Agent and shall remain in the Escrow Fund pending the resolution in accordance with this Section 8.4 of any such objection.

         (b) If Lucent and such Shareholder are unable to resolve such dispute within 30 days after such Shareholder objects to such Lucent Notice, either Lucent or such Shareholder, by written notice to the other and the Escrow Agent may demand arbitration of such dispute. Any such arbitration shall be conducted by such alternative dispute service ("Arbitration Service") as shall be reasonably acceptable to Lucent and such Shareholder. The Arbitration Service shall select one arbitrator reasonably acceptable to Lucent and such Shareholder who shall be expert in the area of development and production of microelectronics products. The decision by the Arbitration Service shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make delivery of the Escrow Fund in accordance therewith.

         (c) The arbitration shall be held in New York, New York. The costs of any such arbitration shall be borne one-half for the account of Lucent and one-half by the Shareholders (out of the Escrow Fund to the extent available after all claims have been satisfied). Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

         8.5 Third-Party Claims. If Lucent becomes aware of a third-party claim which Lucent believes may result in a demand pursuant to this Section 8, Lucent shall promptly notify the Shareholders of such claim, and the Shareholders shall be entitled, at the Shareholders' expense (out of the Escrow Fund to the extent available after all claims have been satisfied), to participate in any defense of such claim; provided that Lucent shall control such defense, and shall have the right with the consent of the Shareholders (which consent shall not be unreasonably withheld) to settle any such claim (it being understood that no such consent of the Shareholders shall be required where the third-party claim, which Lucent proposes to settle could reasonably be expected to adversely affect, in any material respect, the business reputation of Lucent or its Affiliates, or the possible criminal liability of Lucent or its Affiliates or any of their respective officers, directors or employees). In the event that the Shareholders have consented to any such settlement, the Shareholders shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Lucent for indemnity with respect to such settlement.

         9. Brokers' and Finders' Fees.

         9.1 Company. The Shareholders represent and warrant to Acquisition and Lucent that no broker, investment banker or financial advisor other than Chase Securities Inc. is entitled to receive a brokerage fee, financing commission or other commission from the Shareholders in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Shareholders agree that if the transactions contemplated by this Agreement are not consummated (other than as a result of a breach or default by Lucent or Acquisition), they shall indemnify and hold Acquisition and Lucent harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against Acquisition or Lucent as a result of the Company's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

         9.2 Acquisition and Lucent. Acquisition and Lucent represent and warrant to the Shareholders that no broker, investment banker or financial advisor is entitled to receive any brokerage fee, financing commission or other commission from Lucent in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Acquisition and Lucent agree that if the transactions contemplated hereby are not consummated (other than as a result of a breach or default by the Company or the Shareholders), they shall jointly and severally indemnify and hold the Shareholders and the Company harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against the Company or the Shareholders, as a result of Acquisition's or Lucent's or any of their respective Affiliates' dealings, arrangements or agreements with any such Person.

         10. Expenses. Except as set forth on Schedule 10, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger is consummated. Any tax, including, but not limited to sales, use, stamp or transfer taxes, and any other filing or recording fees, if any, which may be payable with respect to the consummation of the transactions contemplated hereby shall be payable as prescribed by applicable law or regulation.

         11. Press Releases. Except as required by law or SEC regulations or Lucent's listing agreement with the New York Stock Exchange, Lucent, Acquisition and the Company shall not issue any press release or otherwise make public any information with respect to this Agreement nor the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other parties to this Agreement. The Shareholders shall cause the Company to comply with its obligations under this Section 11.

         12. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements, schedules and exhibits referred to or contemplated herein and the letter agreement dated March 3, 2000 concerning confidentiality, as amended (the "Confidentiality Agreement"), set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the

Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by the Shareholders, the Company, Acquisition or Lucent, as the case may be.

         13. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Lucent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Lucent shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         14. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

         (a) "Accredited Investor" shall have the meaning set forth in Rule 501 of Regulation D under the Securities Act.

         (b) "Affiliate" of a Person shall mean any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

         (c) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company.

         (d) "best knowledge" in respect of any representation and warranty of the Company set forth in this Agreement shall mean the actual and constructive knowledge of the executive officers of the Company and employees of the Company charged with responsibility for the particular matter which is the subject of such representation or warranty.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Consideration Shares" shall mean the shares of Lucent Common Stock received by the Shareholders in exchange for all the shares of Company Common Stock issued and outstanding pursuant to Section 1.5(c).

         (g) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortuous conduct.

         (h) "Final Determination" shall mean (i) a decision of the United States Tax Court, or a decision, judgment, decree or other order by another court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local or municipal Tax statute; (iii) any disallowance of a claim for refund or credit in respect of an overpayment of Tax unless a suit related thereto is filed on a timely basis; (iv) any final disposition by reason of the expiration of the applicable statute of limitations; or (v) the actual payment by the Company of Taxes.

         (i) "GAAP" shall mean generally accepted accounting principles.

         (j) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Law.

         (k) "Indebtedness" shall mean as at any date of determination, the sum of the following items of the Company, without duplication: (i) obligations of the Company created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations of the Company to pay the deferred purchase price or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice,
(iii) the face amount of all letters of credit issued for the account of the Company and all drafts thereunder, (iv) capital lease obligations of the Company, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person (including any obligations under any keep well or support agreements).

         (l) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

         (m) "Material Adverse Effect" on a Person shall mean (unless otherwise specified) any condition or event that may: (i) have a material adverse effect on the assets, business, condition (financial or otherwise) or operations of such Person; (ii) materially impair the ability of the such Person to perform its obligations under this Agreement; or (iii) prevent or delay the consummation of the transactions contemplated under this Agreement.

         (n) "Permitted Liens" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

         (o) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

         (p) "Purchaser Representative" shall mean any Person who satisfies all of the conditions set forth in Rule 501 of Regulation D under the Securities Act.

         (q) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, the Shareholders, Lucent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

         (r) "Regulation D" shall mean Regulation D under the Securities Act.

         (s) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

         (t) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental or regulatory authority, domestic and foreign.

         (u) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         15. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy (promptly followed by a hard-copy delivered in accordance with this Section 16) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                  If to Acquisition or Lucent:

                  Lucent Technologies Inc.
                  Microelectronics Group
                  2 Oak Way
                  Berkley Heights, New Jersey 07920-2332
                  Attn.: President
                  Telecopy:  (908) 508-8398

                  with copies to:

                  Lucent Technologies Inc.
                  Microelectronics Group
                  2 Oak Way
                  Berkley Heights, New Jersey 07920-2332
                  Attn:  Corporate Counsel, Microelectronics
                  Telecopy:  (908) 508-8398

                  If to the Company:

                  Herrmann Technology, Inc.
                  4916 St. James Court
                  Mesquite, TX 75150
                  Attn:  William Herrmann, Jr.
                  Telecopy: (972) 270-1135

                  with a copy to:

                  Haynes and Boone, LLP
                  901 Main Street, Suite 3100
                  Dallas, TX 75202
                  Attn:  Stephen M. Pezanosky, Esq.
                  Telecopy:  (214) 651-5940

                  If to the Shareholders:

                  Herrmann Technology, Inc.
                  4916 St. James Court
                  Mesquite, TX 75150
                  Attn:  William Herrmann, Jr.
                  Telecopy: (972) 270-1135

                  with a copy to:

                  Haynes and Boone, LLP

                  901 Main Street, Suite 3100
                  Dallas, TX 75202
                  Attn:  Stephen M. Pezanosky, Esq.
                  Telecopy:  (214) 651-5940

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

         16. Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by the respective Boards of Directors of the parties hereto notwithstanding the approval hereof by the shareholders of the Company or the shareholders of Acquisition, as applicable, except as provided in Article 5.03(l) of the TBCA. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

         17. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas as applied to contracts made and fully performed in such state.

         18. No Benefit to Others. Except to the extent expressly provided in Sections 5.2, 5.3, 5.9 and 5.10, representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

         19. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable Law.

         20. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         21. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         22. Extensions. At any time prior to the Effective Time, any party may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of any other party.

         23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, the Shareholders,

Acquisition and Lucent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                           LUCENT TECHNOLOGIES INC.


                                           By: /s/ John T. Dickson
                                               ________________________________
                                               Name: John T. Dickson
                                               Title: Executive Vice President


                                           KOSU ACQUISITION INC.


                                           By: /s/ Richard Bleicher
                                               ________________________________
                                               Name: Richard Bleicher
                                               Title: Vice President


                                           HERRMANN TECHNOLOGY, INC.


                                           By: /s/ William C. Herrmann
                                               ________________________________
                                               Name: William C. Herrmann
                                               Title: President


                                           HERRMANN HOLDINGS, LTD.


                                           By: /s/ William C. Herrmann
                                               ________________________________
                                               Name: William C. Herrmann
                                               Title: President of Herrmann
                                                      Management, Inc.,
                                                      General Partner


                                           ANNEM INVESTMENTS, LTD.


                                           By: /s/ William C. Herrmann
                                               ________________________________
                                               Name: William C. Herrmann
                                               Title: President of Herrmann
                                                      Management, Inc.,
                                                      General Partner

                                           HERRMANN TECHNOLOGY TRUST

                                           By: /s/ Linda Herrmann
                                               ________________________________
                                               Name: Linda Herrmann
                                               Title: Trustee

                            Glossary of Defined Terms

Defined Term                                            Location of Definition
------------                                            ----------------------
Accredited Investor...................................   Section 14(a)
Acquisition...........................................   Preamble
Acquisition Common Stock .............................   Recitals
Adjusted Option.......................................   Section 5.2
Affiliate.............................................   Section 14(b)
Agreement.............................................   Preamble
Annem.................................................   Preamble
Arbitration Service...................................   Section 8.4(b)
Articles of Merger....................................   Section 1.1(b)
Authorizations........................................   Section 3.12(b)
Benefit Plan..........................................   Section 14(c)
Benefits Date.........................................   Section 5.9(a)
best knowledge........................................   Section 14(d)
Business..............................................   Recitals
Certificates..........................................   Section 1.8(a)
Cap...................................................   Section 5.10(b)
Closing...............................................   Section 1.1(b)
Closing Date..........................................   Section 1.1(b)
Code..................................................   Section 14(e)
Commonly Controlled Entity............................   Section 3.15(a)
Company...............................................   Preamble
Company Common Stock..................................   Recitals
Company Stock Options.................................   Section 5.2
Company Stock Option Notices..........................   Section 5.2(b)
Company Stock Plan....................................   Section 5.2
Confidentiality Agreement.............................   Section 12
Consideration Shares..................................   Section 14(f)
Damages...............................................   Section 8.2(a)
Effective Time........................................   Section 1.1(b)
Environmental Laws....................................   Section 14(g)
Escrow Agent..........................................   Section 8.1
Escrow Agreement .....................................   Section 6.1(e)
Escrow Fund...........................................   Section 8.1
ERISA.................................................   Section 3.15(a)
Exchange Act..........................................   Section 4.3(c)
Exchange Ratio........................................   Section 1.5(c)
Executive Employees...................................   Section 3.16(a)
Final Determination...................................   Section 14(h)
Financial Statements..................................   Section 3.5(a)
GAAP..................................................   Section 14(i)
Hazardous Substances..................................   Section 14(j)
Holdings..............................................   Preamble

Immaterial Authorizations.............................   Section 3.12(b)
Indemnified Party.....................................   Section 5.10(a)
Indemnified Person....................................   Section 8.2(a)
Intellectual Property Rights..........................   Section 3.13(a)
Indebtedness..........................................   Section 14(k)
IRS...................................................   Section 3.14
Laws..................................................   Section 3.2(a)
Liens.................................................   Section 14(l)
Lucent................................................   Preamble
Lucent Common Stock...................................   Section 4.2
Lucent Notice.........................................   Section 8.4
Lucent Plans..........................................   Section 5.9(b)
Lucent Authorized Preferred Stock.....................   Section 4.2
Lucent Junior Preferred Stock.........................   Section 4.2
Lucent SEC Documents..................................   Section 4.5(a)
Material Adverse Effect...............................   Section 14(m)
Merger................................................   Recitals
1999 Balance Sheet....................................   Section 3.5(a)
NYSE..................................................   Section 1.7
Outstanding Common Shares.............................   Section 3.2.(a)
Patents...............................................   Section 3.13(a)
Pension Plans.........................................   Section 3.15(a)
Permitted Liens.......................................   Section 14(n)
Person................................................   Section 14(o)
Plans.................................................   Section 3.15(a)
Purchaser Representative..............................   Section 14(p)
reasonable best efforts...............................   Section 14(q)
Registration Statement................................   Section 3.32
Regulation D..........................................   Section 14(r)
Restraints............................................   Section 6.1(d)
Right.................................................   Section 1.5(c)
SEC...................................................   Section 4.5(a)
Securities Act........................................   Section 3.32
Shares................................................   Section 3.2(a)
Shareholders..........................................   Recitals
Subsidiary............................................   Section 14(s)
Surviving Corporation.................................   Section 1.1(a)
Tax...................................................   Section 14(t)
Tax Return............................................   Section 14(u)
TBCA..................................................   Recitals
Threshold.............................................   Section 8.2(c)
Trust.................................................   Preamble
Welfare Plans.........................................   Section 3.15(a)


                                       51